                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

|X|  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12.

                          CHEQUEMATE INTERNATIONAL INC.
                 Name of Registrant as Specified in its Charter


       Name of Person(s) Filing Proxy Statement, if Other than Registrant

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

       (2)    Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

       (4)    Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

       (5)    Total fee paid:

       -------------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
       (1)    Amount Previously Paid:
       (2)    Form, Schedule or Registration Statement No.:
       (3)    Filing Party:
       (4)    Date Filed:

                          CHEQUEMATE INTERNATIONAL INC.
                              124 POINT WEST BLVD.
                              ST. CHARLES, MO 63301


                            ------------------------

                    NOTICE OF SOLICITATION OF WRITTEN CONSENT
                            ------------------------

To the Stockholders of CHEQUEMATE INTERNATIONAL INC.:

         NOTICE IS HEREBY GIVEN that the Board of Directors of Chequemate International Inc., a Utah corporation (the "Company"), has determined that the written consent, in lieu of a meeting of the holders of the capital stock of the Company, be solicited with respect to two proposals (the "Proposals," individually, "Proposal"): (1) to approve the transactions contemplated by that certain Master Agreement dated March 15, 2001 between the Company and Another World, Inc., a corporation established under the laws of the Republic of Korea; and (2) to ratify and approve the settlement with and the issuance of shares to the shareholders of VisionComm, Inc., a closely-held Delaware corporation.

         The Board of Directors has fixed the close of business on May 10, 2001 as the record date for determining the stockholders entitled to notice of and to consent to the written action by stockholders. This Proxy Statement will be mailed to the Company's shareholders on or about May 15, 2001.

         Each of the Proposals requires the written consent of a majority of the votes returned. It is important that you please complete, date, sign and return the enclosed consent card to the Company by June 6, 2001, 5:00 p.m. EST ("Return Deadline"). A return envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage.

By order of the Board of Directors,


/S/ CHANDOS MAHON
-----------------------
CEO and President

May 15, 2001

                          CHEQUEMATE INTERNATIONAL INC.

                                 PROXY STATEMENT


THIS PROXY STATEMENT INCLUDES PROJECTIONS AND OTHER FORWARD-LOOKING INFORMATION ("FORWARD-LOOKING STATEMENTS"). THE FORWARD-LOOKING STATEMENTS ARE BASED ON ASSUMPTIONS AS TO FUTURE EVENTS THAT ARE INHERENTLY UNCERTAIN AND SUBJECTIVE. WORDS SUCH AS "EXPECTS," "INTENDS," "ANTICIPATES," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," OR VARIATIONS OR SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES FOR FUTURE PERFORMANCE AND INVOLVE CERTAIN RISKS, UNCERTAINTIES, AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL OUTCOMES AND RESULTS MAY DIFFER MATERIALLY FROM WHAT IS EXPRESSED OR FORECASTED IN SUCH FORWARD-LOOKING STATEMENTS. WE MAKE NO REPRESENTATION OR WARRANTY AS TO WHETHER WE WILL ATTAIN THE RESULTS PROJECTED. THE PROJECTIONS OF OUR FUTURE PERFORMANCE ARE BASED ON UNCERTAIN ASSUMPTIONS, AND THE ACTUAL RESULTS MAY MATERIALLY AND ADVERSELY VARY FROM THE RESULTS PROJECTED. YOU SHOULD CONDUCT YOUR OWN INVESTIGATION OF THE COMPANY TO DETERMINE THE MERITS AND RISKS OF THE MATTERS ADDRESSED IN THIS PROXY STATEMENT.

THE CONTENTS OF THIS PROXY STATEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM OR WITH US OR ANY PROFESSIONAL ASSOCIATED WITH THIS PROXY STATEMENT IS NOT LEGAL OR PROFESSIONAL TAX ADVICE. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND OTHER MATTERS RELATING TO THIS PROXY STATEMENT.


                               GENERAL INFORMATION

This proxy statement ("Proxy Statement") is being furnished to you in connection with solicitation by the Board of Directors ("Directors" or "Board") of Chequemate International Inc. (the "Company," "Chequemate," "we," or "us") for approval, by written consent ("Written Consent") in lieu of a meeting of the holders of the capital stock of the Company, of two proposals (the "Proposals," individually, "Proposal") to: (1) approve the transactions, including issuances of shares of the Common Stock of the Company ("Another World Transaction") pursuant to the Agreement contemplated by that certain Master Agreement ("Agreement") dated March 15, 2001 between the Company and Another World, Inc., a corporation established under the laws of the Republic of Korea ("Another World"); and (2) to ratify and approve the settlement agreement with VisionComm, Inc. ("VisionComm") and the issuance of the Common

Stock of the Company, par value of $.0001 ("Common Stock") to shareholders of VisionComm (the "VisionComm Transaction").

For the reasons detailed below, the directors of the Company strongly recommend that you consent to the Proposals by returning the attached signature card indicating your consent. The directors of the Company have unanimously voted in favor of the Proposals.

This Proxy Statement will be mailed to the Company's shareholders on or about May 15, 2001. Each of the Proposals requires the written consent of a majority of the votes returned. It is important that you please complete, date, sign and return the enclosed consent card to the Company by June 6, 2001, 5:00 p.m. EST ("Return Deadline" or "Effective Date"). A return envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage.

The cost of the solicitation of the Company's stockholders will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of consents by use of mail, the directors, officers and employees of the Company may solicit consents personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. The Company has engaged Atlas Stock Transfer company of Salt Lake City, Utah to compile the shareholder list and oversee the distribution of the Proxy Statements.

WHO MAY VOTE

Only holders of the Common Stock of the Company as recorded in our stock register at the close of business on May 10, 2001 may vote by written consent. Each Share of Common Stock has one vote per share.

REQUIRED VOTE AND CONSENT

In accordance with the Company's Amended and Restated Bylaws and the Utah Business Corporation Act, as amended, the Proposals are being submitted to the Shareholders for action by written consent. The Company will hold a shareholder meeting as soon as the audited financial statements for the 4th quarter of the fiscal year ended March 31, 2001 are completed. Each Proposal will be deemed to have been approved upon receipt by the Company of consent cards representing the approval of a majority of the votes returned. The shares of Common Stock issued and outstanding on the Record Date are entitled to vote and consent cards returned to the Company and received on or prior to June 6, 2001 will be counted. Any consent cards executed and delivered by a stockholder may be revoked by the Company receiving notice of such revocation prior to the Effective Date. Consent Cards should be mailed to the Company at the following address: Chequemate International Inc., 124 Point

West Blvd., St. Charles, MO 63301, Attn: Secretary.

                 DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

The Company's authorized capital consists of 500,000,000 shares of Common Stock, par value $0.001 per share of which the Board of Directors has not designated the rights, preferences, entitlements or restrictions of any series. As of April 30, 2001, there were 20,755,633 shares of Common Stock outstanding. The holders of Common Stock are entitled to receive dividends pro rata based on share ownership if, as and when declared by the Board out of funds legally available therefore, as provided for in the Company's Amended and Restated By-Laws.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
                            OWNERSHIP OF COMMON STOCK

The following table sets forth as of April 30, 2001 certain information regarding the beneficial ownership of the Common Stock of the Company by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director of the Company and the executive officers of the Company and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated, each beneficial owner possesses sole voting and dispositive power with respect to the shares listed in this table.

--------------------------------------------------------------------------------
Name                               Amount and Nature of        Percentage of
                                   Beneficial Ownership           Class
--------------------------------------------------------------------------------
Michael J. Heil(1)                       1,105,000                5.32%
--------------------------------------------------------------------------------
William J. Brinkmeier II(2)              1,086,481                5.23%
--------------------------------------------------------------------------------
Chandos Mahon(3)                           660,857                3.18%
--------------------------------------------------------------------------------
Thomas A. Nix(4)                           366,330                1.76%
--------------------------------------------------------------------------------
Lawrence J. Wilk(5)                        336,330                1.62%
--------------------------------------------------------------------------------
Robert E. Warfield(6)                      250,000                1.20%
--------------------------------------------------------------------------------
Frank Friedlein, Jr(7)                     191,038                 .92%
--------------------------------------------------------------------------------
Daniel Thompson(8)                         125,000                 .60%
--------------------------------------------------------------------------------
Alan Hunter(9)                              25,300                 .12%
--------------------------------------------------------------------------------
John V. Bartholomew(10)                     14,500                 .07%
--------------------------------------------------------------------------------
Andre H. Peterson(11)                        6,325                 .03%
--------------------------------------------------------------------------------
Total                                    4,167,161               20.08%
--------------------------------------------------------------------------------


(1) Mr. Heil is a director of the Company. His address is 124 Ferry Street SW, Albany, OR 97321.

(2) Mr. Brinkmeier is a director of the Company. His beneficial ownership interest includes 25,000 shares underlying options. His address is 124 Point West Blvd., St. Charles, MO 63301.

(3) Mr. Mahon is CEO and President of the Company. His beneficial ownership interest includes 100,000 shares underlying options. His address is: 10336 Variel Ave., Chatsworth, CA 91311.

(4) Mr. Nix, is a director of the Company and is Chairman of the Board of Directors. His beneficial ownership interest includes 25,000 shares underlying options. His address is 36380 Garfield Rd So. 7, Clinton Twp, MI, 48035

(5) Mr. Wilk is an officer of the Company. His beneficial ownership interest includes 25,000 shares underlying options. His address is 36380 Garfield Rd So. 7, Clinton Twp, MI, 48035.

(6) Mr. Warfield is a director of the Company. His address is 5700 Costal Highway, Ocean City, MD 21842.

(7) Mr. Friedlein is the Controller of the Company. His beneficial ownership interest includes 25,000 shares underlying options. His address is 124 Point West Blvd., St. Charles, MO 63301.

(8) Mr. Thompson is a director of the Company. His beneficial ownership interest includes 125,000 shares underlying options. His address is 31636 Blue Medow Lane, Westlake Village, CA 91361

(9) Mr. Hunter was Secretary of the Company from February 3, 2000 to October 6, 2000. His address is 17221 Palisades Circle, pacific Palisades, CA 90272.

(10) Mr. Bartholomew is a director of the Company. His beneficial ownership interest includes 10,000 shares underlying options. His address is 291 E. 950 South, Orem Utah, 84058.

(11) Mr. Peterson is a director of the Company. His beneficial ownership interest includes 6250 shares underlying options. His address is 2091 East 950 South, Orem, Utah, 84058.

                                     ITEM 1:
                          THAT THE SHAREHOLDERS APPROVE
                          THE ANOTHER WORLD TRANSACTION
                      CONTEMPLATED IN THE MASTER AGREEMENT

The Board strongly believes it is in the best interests of the Company and the value for shareholders will be benefitted to undertake the Another World Transaction contemplated by the Agreement between the Company and Another World. Pursuant to the Agreement in the First Closing, Another World will provide the Company with a badly needed injection of working capital in the amount of US$ 3,500,000. This cash injection is necessary for to Company to maintain its listing on the American Stock Exchange and to carry on its normal business operations and to implement its expansion of growth strategy. In the second closing, the Company will acquire Another World and its assets, including stereoscopic imaging and 2D to 3D conversion technology that is superior to any technology of the Company. The acquisition of Another World will provide several compelling synergies in the strategic direction and the operations of the Company. Another World's cutting-edge technologies in stereoscopic 3D image creation and conversion will significantly add to the Company's existing 3D content and established network distribution base. In particular, Another World's stereoscopic conversion tools (software and hardware) to convert any 2D media to 3D which are the world's leading package in this field will substantially add to the overall value for the Company's shareholders.

In its ultimate organizational structure, Another World will serve as one of the Company's operating subsidiaries and will provide research and development as well as manufacturing support. Another World has leading 3D research and development capacities in the industry. The acquisition of Another World will result in a much enhanced and sophisticated intellectual property and technology platform and a prominent market position for the Company. The tremendous research and development capacities will benefit the Company's competitive position in the 3D industry. Finally, the Company will benefit from the Another World Transaction by drawing on Another World's global profile and particularly, on Another World's knowledge of and working presence in Asian markets. It will enable to Company to fulfill its present technology solution obligations and will propel the Company's growth.

THE ANOTHER WORLD TRANSACTION CONTEMPLATED BY THE MASTER AGREEMENT

The Master Agreement, included here as Exhibit A, contemplates two closings ("First Closing" and "Second Closing"). In the First Closing, to be completed as soon as practicable once the Company's shareholders have approved, Another World will pay the Company $3,500,000 in cash ("First Price," the First Price divided by the First Shares is the "First Purchase Price") to acquire newly-issued shares constituting approximately a fifty-one (51%) percent interest on a fully diluted basis, in the Company's Common Stock ("First Shares"). In addition, the Company will receive warrants exercisable for newly-issued shares of Common Stock in the Company constituting approximately fourteen (14%) percent equity interest. At present, the Company has 2,225,272 warrants outstanding that are exercisable for one Share each. Each warrant issued in the First Closing will be immediately exercisable for one share of Common Stock at the First Purchase Price. We anticipate effecting the First Closing within one month after the Effective Date.

In the Second Closing, to be completed after the First Closing as soon as practicable or in conjunction with the first closing, the Company will acquire Another World whereby Another World will become a subsidiary of the Company. In the Second Closing, Another World will contribute all its assets, including revenues, customer base, intellectual property and technology equipment in consideration for an increased equity interest of newly-issued common voting shares in the Company at a minimum price per share equal to the First Purchase Price or at a 25% discount on the average closing trading price of the preceding five days of trading immediately preceding the date of the Second Closing, whatever price is lower ("Second Purchase Price"). The aggregate value of the in-kind consideration paid by Another World for its increased equity interest at the Second Closing will be based on an independent valuation to be completed by PricewaterhouseCoopers.

ANOTHER WORLD

Another World has developed into one of the world's leading 3D technology companies in providing true stereoscopic 3D imaging solutions (virtual reality) as well as 2D to 3D conversion solutions. In the process, the company has developed innovative and valuable proprietary technologies.

Its flagship product, Another EYE2000-TM- is a second-generation LCD (liquid crystal display) shutter goggle system that provides a true comprehensive solution for multimedia and Internet experiences in stereoscopic 3D. In this LCD shutter goggle, among the first of its kind in the world, a user can enjoy games, movies, animations and Internet in stereoscopic 3D on any PC platform. This LCD shutter goggle was designed with total comfort and function in mind. The other components in the package are VGA adapter (dongle), wired controller, keyboard adapter and 3D driver and related software. Included in the CD are VR game driver by Wicked 3D, and VR Stream 1.2, VR Scape, VR Pic 1.2 and Stereoshop
2.0 LE are developed by AWI.

Converting a 2D image into a stereoscopic 3D image is as revolutionary as changing a soundless monochromatic film into a color film with stereo sound. The current technologies developed for rendering stereoscopic 3D images are interleave/line blanking, page flip and sync-double.
In the field of virtual reality providing stereoscopic 3D.

Another World has assembled and incorporated a variety of technologies to render its 3D products flexible and effective to be used with most other platforms available in the market today. This is significant as the 3D market is currently very fragmented. By making its system more open and adapted to the existing limitations in the market, Another World has unified the use of 3D and is making it more widely available. In addition, Another World's 3D technologies do not consume unnecessary resources on the PC and bandwidth. Though 3D content requires a greater transmission of data, the company's 3D technologies enable good delivery and display of such contact without over-burdening the related hardware and software.

ANOTHER WORLD VR SOFTWARE

Another World's proprietary software includes the following, among other items:

o VR Pic 1.2 is a stereoscopic image viewer. It functions to maintain the stereo separation normally even through interleaved images have passed. VR Pic consists of three main functions: 1) opening the file; 2) slide; and 3) zoom in/out.

o VR Stream 1.2 is the first viewer program for stereoscopic moving images. VR Stream allows interleaved images to move freely and can magnify the images.

o Stereoshop 2.0 LE is a merger program. It merges left/right monoscopic images into stereoscopic images. Stereoshop can be also used to convert existing photographs into stereoscopic 3D photographs.

o VR Scape is a plug-in program that enables the VRML (Virtual Reality Multimedia Language) data to stereoscopic image on the Internet. This program is compatible with Internet Explore and Netscape Navigator.

o In addition, the program supports, VRML Script, Java Script, Open GL, and Internet media (WAV, GIF, JPG)

THE BOARD OF DIRECTORS OF THE COMPANY STRONGLY RECOMMENDS THAT THE SHAREHOLDERS CONSENT TO THE ANOTHER WORLD TRANSACTION.


                                     ITEM 2:
                  THAT THE SHAREHOLDERS RATIFY AND APPROVE THE
                         SETTLEMENT WITH AND ISSUANCE OF
                        SHARES TO VISIONCOMM SHAREHOLDERS

The Board of Directors strongly recommends that the shareholders ratify and approve the settlement the Company has made with VisionComm Shareholders and the issuance of shares to VisionComm Shareholders (the "Settlement and Issuance of Shares to VisionComm"). First, the Settlement and Issuance of Shares to VisionComm Shareholders has brought the Company valuable assets which is necessary for the Company to maintain its listing on the American Stock Exchange. VisionComm also brings thirty years of experience in the cable industry and a cable network that could be used for the distribution of 3D content. The Board of Directors also strongly recommends that the VisionComm Transaction be ratified and approved so that the Company may reduce its debt burden and reduce its number of outstanding warrants.

VISIONCOMM

VCI operates through two divisions--the cable division and the payphone division. The Cable Division manages a nationwide network of contractors, provides engineering and planning for new installations and customer service for VCI's cable subscribers and oversees all other aspects of the Company`s cable business. VisionComm's initial cable systems were acquired from United Satellite/USA, Inc., in June of 1996. Today, VisionComm operates private cable systems in three states (Texas, California and Michigan) and manages two franchise cable systems in

Missouri, in total covering 6,000 passings. As of August 2000, VisionComm also had installed 1,000 phones in 18 states.


THE SETTLEMENT AND ISSUANCE OF SHARES TO VISIONCOMM SHAREHOLDERS

On December 30, 2000, the Company substantially completed the terms of a Plan of Exchange (the "Plan of Exchange"), and an Amended Stock Purchase and Sales Agreement (the "Stock Purchase Agreement") with VisionComm, VisionComm and the shareholders of VisionComm (the "VisionComm Shareholders"), dated
December 19, 2000, under the terms of which the Company acquired all of the issued and outstanding shares of common stock of VisionComm, in exchange for the initial issuance of 2,500,000 shares of the restricted common stock of the Company to the VisionComm Shareholders, subject to a repricing adjustment, and the issuance to the VisionComm Shareholders, of promissory notes in the aggregate principal amount of $2,800,000 (the "Notes"). As a result of this transaction, VisionComm is now a wholly-owned subsidiary of the Company. Each VisionComm Shareholder, pursuant to a Waiver and Release (attached hereto as Exhibit B1 and Exhibit B2) has agreed to waive all of his or her rights under the Stock Purchase Agreement and to cancel the Notes in return for receiving in the aggregate, 12,800,000 shares of the Company's Common Stock. In the VisionComm Transaction, certain directors of the Company will be receiving shares of the Common Stock of the Company: Mr. Brinkmeier will be issued 3,581,952 shares; Mr. Wilk, 614,931 shares, Mr. Nix, 172,958 shares, and Mr. Friedlein, 614,931 shares.


THE DIRECTORS OF THE COMPANY STRONGLY RECOMMEND THAT THE VISIONCOM TRANSACTION AND ISSUANCE OF SHARES BE APPROVED.




By Order of the Board of Directors


/S/  CHANDOS MAHON
-----------------------
President

May 15, 2001

                STATEMENT OF DOCUMENTS INCORPORATED BY REFERENCE

1. The Company hereby incorporates by reference "Part I - Financial Information" of the Company's 10-QSB/A, Amendment No. 1 for the quarter ended December 31, 2001 (filed with the Securities Exchange Commission on March 12, 2001, SEC File Number 01-15043).

     The Company will provide, without charge, to each person to whom a proxy statement is rightfully delivered, upon written or oral request, a copy of any document incorporated by reference. Please forward such requests to the address of the Company first listed above.

                                  CONSENT CARD


Unless otherwise indicated, the undersigned, being a stockholder of record of shares of common stock of Chequemate Interational Inc. (the "Company"), does hereby consent in writing to the Proposals: (1) to approve the Another World Transaction including the issuance of shares; and (2) to ratify and approve the VisionComm Transaction including the issuance of Shares to VisionComm Shareholders. If you return your proxy signed, but do not mark one of the boxes below, you will be deemed to have consented to the proposals.


        THE DIRECTORS OF THE COMPANY STRONGLY RECOMMEND THAT YOU CONSENT TO THE TWO PROPOSALS INCLUDED BELOW.

----------------------------------------------------------------------------------------------------------
                                                                         DOES NOT
                                                      CONSENTS            CONSENT             ABSTAINS
----------------------------------------------------------------------------------------------------------
Proposal 1:
That the Another World Transaction including
the issuance of shares of Common Stock to
Another World is approved.
----------------------------------------------------------------------------------------------------------

Proposal 2:
That the VisionComm Transaction including the
issuance of shares of Common Stock
to VisionComm Shareholders is approved.
----------------------------------------------------------------------------------------------------------



Please sign your name exactly as it appears on your stock certificates, in the case of joint ownership, both owners must sign. If no indication is made, the consent will be counted as being in favor of the proposal.


Signature:


---------------------------------


Date:


---------------------------------



NOTE: This proxy, properly completed, dated and signed, should be returned immediately in the enclosed, postage-paid envelope to Chequemate International Inc.